Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On May 15, 2019, Accelerize Inc. (the “Company”) entered into an asset purchase agreement (the “Emerging Growth Agreement”) with Emerging Growth LLC (the “Seller”), pursuant to which the Company will acquire certain assets from the Seller related to its sponsored content and marketing business, Cannabis Financial Network (“CFN”). The closing of the asset purchase occurred on June 20, 2019. Pursuant to the terms of the Emerging Growth Agreement, the Company acquired certain assets of CFN from the Seller for a purchase price consideration consisting of $420,000 in cash, 30,000,000 shares of the Company’s common stock valued at $2,700,000, and 3,000 shares of Series B preferred stock valued at $687,000. As a result, the total purchase price amounted to $3,807,000.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as of March 31, 2019, giving effect to the Emerging Growth Agreement as if it occurred on March 31, 2019. The Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2019 and the year ended December 31, 2018 gives effect to the Emerging Growth Agreement as if it occurred on January 1, 2018, the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with, the following:

● The Accelerize Inc. consolidated financial statements and notes thereto as of and for the year ended December 31, 2018 included in the Annual Report on Form 10-K filed on April 16, 2019 with the SEC.

● The Accelerize Inc. unaudited condensed consolidated financial statements and notes thereto as of and for the three months ended March 31, 2019 included in the Quarterly Report on Form 10-Q filed on May 20, 2019 with the SEC.

● The historical carve-out financial statements of CFN and notes thereto as of and for the years ended December 31, 2018 and 2017, as well as the unaudited carve-out financial statements of CFN and notes thereto as of and for the three months ended March 31, 2019 included in this Form 8-K/A.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited pro forma adjustments reflecting the acquisition have been prepared in accordance with the business combination accounting guidance and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The detailed adjustments and underlying assumptions used to prepare the Unaudited Pro Forma Condensed Combined Financial Statements are contained in the notes hereto and should be reviewed in their entirety.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Emerging Growth Agreement, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and are not necessarily indicative of what the operating results or financial position of the combined organization would have been had the Emerging Growth Agreement occurred on the respective dates indicated above, nor are they indicative of the future results or financial position of the combined organization. In connection with the Unaudited Pro Forma Condensed Combined Financial Statements, the total purchase consideration was allocated based on the best estimates of fair value of the assets acquired and liabilities assumed. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation.

The Unaudited Pro Forma Condensed Combined Financial Statements also do not give effect to the potential impact of current financial conditions, regulatory matters, any anticipated synergies, operating efficiencies or cost savings that may result from the Emerging Growth Agreement or any integration costs.

Accelerize Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2019

			Pro Forma		Pro Forma
	Accelerize Inc.	CFN	Adjustments	Notes	Combined

Cash	$544,346	$-	$(420,000)	[a]	$124,346
Restricted cash	50,000	-	-		50,000
Accounts receivable, net	2,232,745	142,530	(2,375,275)	[d], [e]	-
Prepaid expenses and other current assets	165,658	-	(165,658)	[d]	-
Current assets from discontinued operations	-	-	2,398,403	[d]	2,398,403
Total current assets	2,992,749	142,530	(562,530)		2,572,749

Property and equipment	42,130	2,482	(42,429)	[d], [e]	2,183
Operating lease right-of-use asset	1,503,669	-	(1,503,669)	[d]	-
Goodwill	-	-	3,804,817	[c]	3,804,817
Other assets	109,766	-	(109,766)	[d]	-
Noncurrent assets from discontinued operations	-	-	1,655,565	[d]	1,655,565
Total other assets	1,655,565	2,482	3,804,518		5,462,565
Total assets	$4,648,314	$145,012	$3,241,988		$8,035,314

Accounts payable and accrued expenses	$4,112,359	$77,568	$(4,189,927)	[d], [e]	$-
Deferred revenues	239,029	33,509	(272,538)	[d]	-
Credit facility, short-term	2,902,259	-	(2,902,259)	[d]	-
Operating lease liability, short-term	296,461	-	(296,461)	[d]	-
Current liabilites from discontinued operations	-	-	7,550,108	[d]	7,550,108
Total current liabilities	7,550,108	111,077	(111,077)		7,550,108

Credit facility, net	6,668,493	-	(6,668,493)	[d]	-
Other related party loan, net	403,580	-	(403,580)	[d]	-
Other long-term loan, net	2,341,009	-	(2,341,009)	[d]	-
Operating lease liability, long-term	1,362,750	-	(1,362,750)	[d]	-
Other liabilities	531,250	-	(531,250)	[d]	-
Noncurrent liabilities from discontinued operations	-		11,307,082	[d]	11,307,082
Total liabilities	18,857,190	111,077	(111,077)		18,857,190

Commitments and contingencies

Stockholders' equity (deficit)
Series A Preferred Stock; $0.001 par value	-	-	-		-
Series B Preferred Stock; $0.001 par value	-	-	3	[a]	3
Common stock; $0.001 par value	66,179	-	30,000	[a]	96,179
Additional paid-in capital	29,773,130	33,935	3,323,062	[a]	33,130,127
Accumulated deficit	(43,973,761)	-	-		(43,973,761)
Accumulated other comprehensive income	(74,424)	-	-		(74,424)
Total stockholders' equity (deficit)	(14,208,876)	33,935	3,353,065		(10,821,876)
Total liabilities and stockholders' equity	$4,648,314	$145,012	$3,241,988		$8,035,314

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Accelerize Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2019

	For the Three Months Ended March 31, 2019
			Pro Forma		Pro Forma
	Accelerize Inc.	CFN	Adjustments	Notes	Combined

Net revenues	$4,825,822	$563,782	$(4,825,822)	[f]	$563,782
Cost of revenue	1,829,373	409,342	(1,829,373)	[f]	409,342
Gross profit	2,996,449	154,440	(2,996,449)		154,440

Operating expenses:
Research and development	779,248	-	(779,248)	[f]	-
Sales and marketing	856,439	-	(856,439)	[f]	-
General and administrative	1,649,282	24,691	(1,360,281)	[f]	313,692
Total operating expenses	3,284,969	24,691	(2,995,968)		313,692

Loss from operations	(288,520)	129,749	(481)		(159,252)

Other income (expense):
Other income	56	-	(56)	[f]	-
Other expense	(725,173)	(1,592)	725,173	[f]	(1,592)
Total other income (expense)	(725,117)	(1,592)	725,117		(1,592)
Net income (loss) from continuing operations	(1,013,637)	128,157	724,636		(160,844)
Loss from discontinued operations	-	-	(724,636)	[f]	(724,636)
Net income (loss)	$(1,013,637)	$128,157	$-		$(885,480)
Preferred stock interest	-	-	45,000	[g]	45,000
Net income (loss) available to common shareholders	$(1,013,637)	$128,157	$(45,000)		$(930,480)

Net loss per share, basic and diluted	$(0.02)	$ NA			$(0.01)

Weighted average number of common shares outstanding, basic and diluted	66,179,709	NA		[h]	96,179,709

See accompanying notes to Unaudited Condensed Combined Financial Statements

Accelerize Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

	For the Year Ended December 31, 2018
			Pro Forma		Pro Forma
	Accelerize Inc.	CFN	Adjustments	Notes	Combined

Net revenues	$21,729,605	$2,199,319	$(21,729,605)	[f]	$2,199,319
Cost of revenue	9,075,828	1,408,101	(9,075,828)	[f]	1,408,101
Gross profit	12,653,777	791,218	(12,653,777)		791,218

Operating expenses:
Research and development	4,165,586	-	(4,165,586)	[f]	-
Sales and marketing	4,301,712	-	(4,301,712)	[f]	-
General and administrative	8,298,748	160,405	(7,006,874)	[f]	1,452,279
Impairment loss	4,724,746	-	(4,724,746)	[f]	-
Total operating expenses	21,490,792	160,405	(20,198,918)		1,452,279

Loss from operations	(8,837,015)	630,813	7,545,141		(661,061)

Other income (expense):
Other income	621		(621)	[f]	-
Other expense	(2,581,046)	(5,844)	2,581,046	[f]	(5,844)
Total other income (expense)	(2,580,425)	(5,844)	2,580,425		(5,844)

Net income (loss) from continuing operations	(11,417,440)	624,969	10,125,566		(666,905)
Loss from discontinued operations	-	-	(10,125,566)	[f]	(10,125,566)
Net income (loss)	$(11,417,440)	$624,969	$-		$(10,792,471)
Preferred stock interest	-	-	180,000	[g]	180,000
Net income (loss) available to common shareholders	$(11,417,440)	$624,969	$(180,000)		$(10,972,471)

Net loss per share, basic and diluted	$(0.17)	$ NA			$(0.11)

Weighted average number of common shares outstanding, basic and diluted	66,060,038	NA		[h]	96,060,038

See accompanying notes to Unaudited Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of presentation

The Unaudited Pro Forma Condensed Combined Financial Statements are based on the Company’s and CFN’s historical consolidated financial statements as adjusted to give effect to the assets of CFN acquired pursuant to the Emerging Growth Agreement. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2019 and the year ended December 31, 2018 give effect to the Emerging Growth Agreement as if it had occurred on January 1, 2018. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2019 gives effect to the Emerging Growth Agreement as if it had occurred on March 31, 2019.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Emerging Growth Agreement, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the effect of the Emerging Growth Agreement. Historical amounts of the assets acquired and liabilities assumed have been used to estimate fair value as no valuation has occurred at this time to determine their respective fair values.

Under the acquisition method, acquisition-related transaction costs such as advisory, legal, valuation and other professional fees are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented or reflected as pro forma adjustments in the Unaudited Pro Forma Combined Consolidated Statements of Operations because they will not have a continuing impact on the combined results.

2. Preliminary Purchase Price Allocation

On May 15, 2019, the Company entered into the Emerging Growth Agreement with Emerging Growth LLC, pursuant to which the Company will acquire certain assets of CFN, Emerging Growth LLC’s sponsored content and marketing business. The closing of the asset purchase occurred on June 20, 2019. Pursuant to the terms of the Emerging Growth Agreement, the Company acquired certain assets of CFN for a purchase price consideration consisting of $420,000 in cash, 30,000,000 shares of the Company’s common stock valued at $2,700,000, and 3,000 shares of Series B preferred stock valued at $687,000. As a result, the total purchase price amounted to $3,807,000.

A summary of the purchase price allocation at fair value is below.  The business combination accounting is not yet complete and the amounts assigned to the net assets acquired are provisional.  Therefore, the final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the net assets acquired. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

Property and equipment	$2,183
Goodwill	3,804,817
$3,807,000

3. Pro forma adjustments

The following pro forma adjustments reflected in the Unaudited Condensed Combined Financial Statements represent estimated values and amounts based on available information. The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2019:

[a] Adjustment reflects the impact of the total purchase price of the assets of CFN paid to Emerging Growth LLC of $3,807,000 consisting of $420,000 in cash, 30,000,000 shares of the Company’s common stock with a fair value of $2,700,000 and 3,000 shares of the Company’s Series B Preferred Stock with a fair value of $687,000.

[b] Adjustment reflects the preliminary fair value adjustment of $2,183 to the acquired property and equipment. The property and equipment acquired represents computer equipment with an estimated useful life of five years.

[c] Adjustment reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of the identifiable net assets acquired as shown in Note 2.

[d] On May 15, 2019, the Company entered into an asset purchase agreement pursuant to which it agreed to sell substantially all of the assets and liabilities related to its CAKE and Journey by CAKE business (the “CAKE Business”). Accordingly, the balances presented as of March 31, 2019 that related to the CAKE Business have been reclassified as assets or liabilities from discontinued operations in the Unaudited Pro Forma Condensed Combined Balance Sheet.

[e] Adjustment relates to removing the assets and liabilities of CFN which were not acquired as part of the Emerging Growth Agreement.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

[f] Adjustment relates to the reclassification of results of operations related to the CAKE Business as discontinued operations in the Unaudited Pro Forma Condensed Combined Statements of Operations.

[g] Adjustment reflects preferred stock interest resulting from the issuance of the Series B Preferred Stock pursuant to the Emerging Growth Agreement. Total annual interest due to the Series B preferred shareholders amounts to $180,000. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2019 and the year ended December 31, 2018 contain adjustments for preferred stock interest of $45,000 and $180,000, respectively.

[h] Adjustment reflects the impact of the issuance of 30,000,000 shares of the Company’s common stock pursuant to the Emerging Growth Agreement. The calculation of the weighted average number of common shares outstanding reflects the 30,000,000 shares as being outstanding as if the Emerging Growth Agreement had occurred on January 1, 2018.